                                                                    Exhibit 99.3
                         CONCENTRA OPERATING CORPORATION
                    Unaudited Pro Forma Financial Statements

         The following unaudited pro forma financial statements have been prepared to give effect to the acquisition of National Healthcare Resources, Inc. ("NHR") by Concentra Operating Corporation (the "Company" or "Concentra"). The unaudited pro forma statements of operations and pro forma balance sheet give effect to (i) the acquisition and (ii) the related financings. The unaudited pro forma balance sheet information as of September 30, 2001 has been prepared as if such transactions had occurred on that date, and the unaudited pro forma statements of operations information for the nine months ended September 30, 2001 and for the year ended December 31, 2000 have been prepared as if such transactions had occurred at January 1, 2000. The adjustments are described in the accompanying notes.

         Concentra Inc., the Company's parent, issued $83.0 million of consideration to NHR's equity and option holders through an exchange of Concentra Inc.'s common stock for all of the outstanding shares and share equivalents of NHR. Also, concurrently with the closing of the acquisition, Concentra Inc., ("Holdings"), contributed the capital stock and share equivalents of NHR to Concentra Operating Corporation's ("Operating") capital and NHR repaid $57.8 million of its indebtedness. Of this $57.8 million, (i) $19.5 million was financed through Holdings' sale of new common stock and warrants, which were subsequently contributed to operating's capital; and (ii) the remainder was financed through the use of cash on hand and by drawing down the Company's existing revolving credit line.

         Because the Company is controlled by its primary shareholder, Welsh, Carson, Anderson and Stowe ("WCAS") and because WCAS also owned approximately a 48% portion of NHR, the acquisition accounting is viewed as a reorganization of entities under common control. Accordingly, the historical costs of NHR's assets and liabilities have been utilized as if WCAS contributed their 48% interest in NHR to Concentra at their historical cost. The remaining 52% of NHR that was acquired by Concentra was accounted for under the purchase method of accounting in accordance with SFAS 141, whereby assets and liabilities are "stepped-up" to fair value with the remainder allocated to goodwill. The purchase price allocation for the NHR acquisition is preliminary and further refinements are likely to be made based on additional information becoming available.

         The Company will recognize NHR's historical net income and loss as a non-operating item in proportion to WCAS' investment in NHR utilizing the equity method of accounting. Concentra will consolidate NHR's earnings after the November 1, 2001 effective date of the acquisition. Because the pro forma statements of operations assume that the acquisition date is at the beginning of each period presented, NHR's historical results have been consolidated therein. In connection with the acquisition, Concentra will expense approximately $6.1 million in restructuring costs primarily associated with employee severance, facilities consolidation costs, and asset write-downs. Of this amount, $5.6 million will be expensed pursuant to the standards of "Entities Under Common Control" accounting, and is reflective of the proportionate ownership percentage of WCAS as applied to the total amount of asset write-downs and restructuring liabilities which occurred in connection with the acquisition. The remaining $0.5 million in restructuring charges reflect employee severance and facility consolidation costs, which would have been incurred by Concentra under EITF 95-3 and FTB 85-5, irrespective of the common control nature of acquisition. The effects of these restructuring costs have not been included in the unaudited pro forma income statements.

         Unaudited pro forma financial information is presented for illustrative purposes only and is not necessarily indicative of the financial position or results of operations that would have actually been reported had the acquisition occurred at the beginning of the periods presented, nor is it necessarily indicative of future financial position or results of operations. The unaudited pro forma financial statements with respect to the NHR acquisition are based upon the respective historical consolidated financial statements of Concentra and NHR and notes thereto. These unaudited pro forma financial statements do not include, nor do they assume, any benefits from cost savings or synergies of operations of the combined companies. Additionally, the unaudited pro forma income statements do not include restructuring charges expected to be incurred in connection with the acquisition.

         The unaudited pro forma financial statements should be read in conjunction with the historical consolidated financial statements of Concentra Operating Corporation and NHR.

                         CONCENTRA OPERATING CORPORATION
                Pro Forma Consolidated Balance Sheets (Unaudited)
                            As of September 30, 2001
                                 (in thousands)

                                                                          Historical                     Pro Forma
                                                                    ------------------------     -------------------------
                            ASSETS                                  Concentra        NHR         Adjustments  Consolidated
                                                                    ---------        ---         -----------  ------------
Current assets:
   Cash and cash equivalents                                         $ 14,709       $  3,381     $  (18,090)(1)   $     --
   Accounts receivable, net                                           170,594         20,618         (1,373)(2)    189,839
   Prepaid expenses and other current assets                           28,978          2,269             --         31,247
                                                                   ----------    -----------    -----------     ----------
          Total current assets                                        214,281         26,268        (19,463)       221,086

Property and equipment, net                                           108,717         20,670         (5,588)(3)    123,799
Goodwill and other intangible assets, net                             329,219         78,613         31,425 (4)    439,257
Other assets                                                           32,728            485            925 (3)     34,138
                                                                   ----------    -----------  -------------     ----------
          Total assets                                               $684,945       $126,036    $     7,299       $818,280
                                                                     ========       ========    ===========       ========

             LIABILITIES AND STOCKHOLDER'S EQUITY

Current liabilities:
     Revolving credit facility                                       $     --       $     --     $   21,203 (5)   $ 21,203
     Current portion of long-term debt                                  5,264         56,984        (56,984)(7)      5,264
     Accounts payable and accrued expenses                             78,932         19,816          5,763 (6,2)  104,511
                                                                   ----------     ----------    -----------     ----------
          Total current liabilities                                    84,196         76,800        (30,018)       130,978

Long-term debt, net                                                   553,187            --              --        553,187
Long-term deferred tax and other liabilities                           52,353          1,635          2,353 (3)     56,341
Fair value of hedging arrangements                                     26,139          2,321             --         28,460
                                                                   ----------    -----------    -----------     ----------
          Total liabilities                                           715,875         80,756        (27,665)       768,966

Redeemable common stock                                                    --         46,694        (46,694)(8)         --

Stockholder's equity (deficit):
   Common stock                                                            --             42            (42)(8)         --
   Paid-in capital                                                     18,647         10,609        107,637 (9)    136,893
   Retained deficit                                                   (49,577)       (12,065)       (25,937)(9)    (87,579)
                                                                    ---------      ---------     ----------     ----------
          Total stockholder's equity (deficit)                        (30,930)        (1,414)        81,658         49,314
                                                                   ----------     ----------     ----------     ----------
          Total liabilities and stockholder's equity (deficit)       $684,945       $126,036     $    7,299       $818,280
                                                                     ========       ========     ==========       ========

     See accompanying notes to pro forma consolidated financial statements.

                         CONCENTRA OPERATING CORPORATION
           Pro Forma Consolidated Statements of Operations (Unaudited)
                  For the Nine Months Ended September 30, 2001
                                 (in thousands)

                                                               Historical                         Pro Forma
                                                         ------------------------        -----------------------------
                                                         Concentra          NHR          Adjustments      Consolidated
                                                         ---------          ---          -----------      ------------
Revenue:
   Health Services                                       $ 327,580     $       --        $        --         $ 327,580
   Network Services                                        132,845         39,501             (1,384)(10)      170,962
   Care Management Services                                158,808         70,214                 --           229,022
                                                        ----------    -----------        -----------        ----------
          Total revenue                                    619,233        109,715             (1,384)          727,564

Cost of Services:
   Health Services                                         260,270             --                 --           260,270
   Network Services                                         79,283         29,222             (1,384)(10)      107,121
   Care Management Services                                139,310         59,937                 --           199,247
                                                        ----------     ----------        -----------        ----------
          Total cost of services                           478,863         89,159             (1,384)          566,638
                                                        ----------     ----------         ----------        ----------
             Total gross profit                            140,370         20,556                 --           160,926

General and administrative expenses                         57,152         19,451                 --            76,603
Amortization of intangibles                                 11,315          2,113                551(11)        13,979
                                                       -----------   ------------        -----------       -----------
             Operating income (loss)                        71,903         (1,008)              (551)           70,344

Interest expense, net                                       50,227          3,640             (2,174)(12)       51,693
Loss on change in fair value of hedging
arrangements                                                16,553          1,281                 --            17,834
Other, net                                                     612             --                 --               612
                                                      ------------    -----------        -----------      ------------
             Income (loss) before income taxes               4,511         (5,929)             1,623               205
Provision (benefit) for income taxes                         4,939           (938)               637(13)         4,638
                                                       -----------    -----------       ------------       -----------

             Net income (loss)                          $     (428)    $   (4,991)       $       986       $    (4,433)
                                                        ===========    ==========        ===========       ===========

     See accompanying notes to pro forma consolidated financial statements.

                         CONCENTRA OPERATING CORPORATION
                 Pro Forma Consolidated Statements of Operations
                For the Year Ended December 31, 2000 (Unaudited)
                                 (in thousands)

                                                                             Historical                   Pro Forma
                                                                         --------------------     --------------------------
                                                                         Concentra      NHR        Adjustments  Consolidated
                                                                         ---------      ---        -----------  ------------
Revenue:
   Health Services                                                        $399,660   $     --        $     --      $399,660
   Network Services                                                        162,596     41,262          (1,351)(10)  202,507
   Care Management Services                                                189,905     99,652              --       289,557
                                                                        ---------- ----------     -----------    ----------
          Total revenue                                                    752,161    140,914          (1,351)      891,724

Cost of Services:
   Health Services                                                         321,784         --              --       321,784
   Network Services                                                        100,741     32,574          (1,351)(10)  131,964
   Care Management Services                                                170,899     81,673              --       252,572
                                                                        ---------- ----------     -----------    ----------
          Total cost of services                                           593,424    114,247          (1,351)      706,320
                                                                        ---------- ----------      ----------    ----------

             Total gross profit                                            158,737     26,667              --       185,404

General and administrative expenses                                         66,491     18,595              --        85,086
Amortization of intangibles                                                 14,628      2,483           1,005 (11)   18,116
                                                                        ---------- ----------      ----------    ----------
             Operating income (loss)                                        77,618      5,589          (1,005)       82,202

Interest expense, net                                                       68,129      4,564          (2,345)(12)   70,348
Loss on change in fair value of hedging arrangements                         9,586      1,039              --        10,625

Other, net                                                                    (725)        78             526          (647)
                                                                        ---------- ----------      ----------    ----------

             Income (loss) before income taxes and cumulative effect
             of accounting change                                              628        (92)          1,340         1,876
Provision (benefit) for income taxes                                         4,362        455             526(13)     5,343
                                                                        ---------- ----------      ----------    ----------

             Income (loss) before cumulative effect of accounting
             change                                                         (3,734)      (547)            814        (3,467)

Cumulative effect of accounting change, net of tax                           2,817         --              --         2,817
                                                                        ---------- ----------      ----------    ----------

             Net income (loss)                                         $    (6,551   $   (547)     $      814    $   (6,284)
                                                                        ========== ==========      ==========    ==========


     See accompanying notes to pro forma consolidated financial statements.

                         CONCENTRA OPERATING CORPORATION
    Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements
                             (dollars in thousands)

Pro Forma Adjustments:

         Pro forma balance sheet adjustments (1) through (9) below assume that the acquisition occurred as of September 30, 2001. Pro forma statement of operations adjustments (10) through (13) below assume that the acquisition occurred as of the beginning of the period presented. Certain amounts in the NHR historical statements of operations have been reclassified to conform to classifications used by Concentra.

(1) To adjust for the utilization of the Company's cash on hand and cash acquired from NHR to retire a portion of NHR's senior debt.

(2)   To eliminate intercompany balances.

(3) To adjust to the fair value of NHR's fixed assets, deferred finance fees, and deferred taxes.

(4) To record the historical value of WCAS' proportionate equity investment in NHR's intangible assets and excess purchase price and to adjust to the fair value of NHR's intangible assets and the excess purchase price in accordance with the reorganization of entities under common control accounting discussed herein. This adjustment includes the recognition of $11.1 million of other identified intangible assets, including customer contracts, servicing contracts, trademarks and noncompete agreements.

(5) To adjust for the draw down on the Company's existing revolving credit facility to retire a portion of NHR's revolving credit facility.

(6) To eliminate interest payable on the NHR retired revolving credit facility, to eliminate intercompany balances of approximately $1.4 million and to adjust for anticipated transaction costs of approximately $6.8 million.

(7)   To record the repayment of NHR's revolving credit facility.

(8)   To record the elimination of NHR common stock.

(9) To record the proceeds from the exchange and sale of Concentra's common stock, net of the historical value of WCAS' proportionate equity investment in NHR's intangible assets and excess purchase price in accordance with the reorganization of entities under common control accounting discussed herein.

(10)  To eliminate intercompany revenue and expenses.

(11)  To record:

                                                                           Nine Months Ended             Year Ended
                                                                             September 30,               December 31,
                                                                                  2001                       2000
                                                                           -----------------             ------------
                                                                                     (dollars in thousands)

      Amortization of identified intangible assets                               $  1,827                  $   2,436
      Elimination of NHR's historical deferred finance fee amortization              (365)                      (286)
      Elimination of 52% of NHR's historical goodwill amortization                   (911)                    (1,145)
                                                                                ---------                  ---------
                                                                                $     551                  $   1,005
                                                                                =========                  =========

(12) Represents the adjustments to interest expense based on the acquisition and the related financings had Concentra's current capital structure been in place as of January 1, 2000.

                                                                           Nine Months Ended             Year Ended
                                                                             September 30,               December 31,
                                                                                  2001                       2000
                                                                           -----------------             ------------
                                                                                     (dollars in thousands)
      Interest expense and finance fees resulting from the borrowing of $14.7 million at 10.0% and 8.8%, respectively, on the
         Company's revolving credit facility.                                    $  1,040                 $    1,571
      Reverse NHR's historical interest expense, net, to reflect the
         repayment of their credit facility                                        (3,640)                    (4,564)
                                                                                ---------                  ---------
                                                                                $  (2,600)                 $  (2,993)
                                                                                =========                  =========

(13) To provide for the income tax effect of the pro forma adjustments reflected above assuming a statutory rate of 39.2%.